1Q 2026 Investor Overview

Forward Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this presentation may turn out to be inaccurate. The inclusion of forward-looking information in this presentation should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing wars in Israel, Iran and Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the Company’s ability to remediate the material weakness in the Company’s internal control over financial reporting; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. While the Company is not aware of any misstatements regarding the industry data presented in this presentation, the Company’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, the Company believes that its internal research is reliable, even though such research has not been verified by independent sources. Non-U.S. GAAP Financial Measures This presentation may include certain non–U.S. generally accepted accounting principles ("GAAP") financial measures intended to supplement, not substitute for, comparable GAAP measures. These non-GAAP financial measures should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. If included in this presentation, see the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. Core Financial Measures As used in this presentation, core net income, core fee revenue, core ROA, core ROE, ROTCE, core ROTCE, Core NIM, Core Loan Yield, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non-GAAP measures to their comparable GAAP measures are set forth in the Appendix to this presentation. 2

CBNK Continued Strong Growth With Accelerated Investment Underway (1) Performance metrics and growth rates are annualized throughout this presentation unless otherwise noted (2) Excluding $107.8 million of deposit growth tied to a single customer relationship, total deposits grew 11.9%. Customer deposits grew 27.0% excluding the growth from this relationship. (3) Refer to Appendix for reconciliation of non-GAAP measures  Loan growth of $67.0mm, 9.2%  Deposit growth of $198.8mm, 26.1%(2)  Customer Deposit growth of 40.7%(2), while reducing brokered deposits by 19.5%  NIM of 5.71%; Core NIM(3) of 4.15%  Fee Revenue growth of $0.9mm, or 29.6%  ROA of 1.33%; ROTCE of 13.37%  Tangible Book Value per share of $22.62, an increase of 10.5%  Repurchased $3.5mm of common shares under the Company’s stock repurchase plan  Advanced strategic investments in OpenSkyTM unsecured card, OpenSkyTM card partnerships, data infrastructure, and back-office support to enhance scalability and long-term growth Q1 2026 Highlights(1) Net Income $12.0mm Loan Growth 9.2% Deposit Growth(2) 26.1% ROA 1.33% ROTCE 13.37% Q1 2026 3

Capital Bancorp, Inc. (NASDAQ-CBNK)

Financial Highlights

(in millions except per share data)

Balance Sheet	1Q26	4Q25	Annualized	1Q25	YoY
Assets	$ 3,808	$ 3,606	22.7%	$ 3,350	13.7%
Portfolio Loans	3,026	2,959	9.2%	2,678	13.0%
Deposits	3,292	3,093	26.1%	2,891	13.9%
Quarterly Financial Performance[1]	**1Q26**	**4Q25**	**QoQ**	**1Q25**	**YoY**
Earnings per Share, Diluted	$ 0.73	$ 0.91	-19.8%	$ 0.82	-11.2%
Core Earnings per Share, Diluted[2]	$ 0.73	$ 0.91	-19.8%	$ 0.88	-16.9%
Book Value per Share	$ 25.10	$ 24.54	2.3%	$ 22.19	13.1%
Tangible Book Value per Share[2]	$ 22.62	$ 22.05	2.6%	$ 19.81	14.2%
Return on Average Assets ("ROA")	1.33%	1.71%	-38 bps	1.75%	-42 bps
Core ROA[2]	1.33%	1.71%	-38 bps	1.88%	-54 bps
Return on Average Tangible Common Equity ("ROTCE")[2]	13.58%	17.23%	-365 bps	17.57%	-399 bps
Core ROTCE[2]	13.58%	17.23%	-365 bps	18.77%	-519 bps
Efficiency Ratio	69.59%	62.32%	727 bps	64.94%	465 bps
Core Efficiency Ratio[2]	69.59%	62.32%	727 bps	62.78%	681 bps
Net Interest Margin	5.71%	5.94%	-23 bps	6.05%	-34 bps
Core Net Interest Margin[2]	4.15%	4.19%	-4 bps	4.36%	-21 bps

Corporate Timeline

- **1999** – Founded as Harbor Capital National Bank
- **2002** – Recapitalized by investor group led by Stephen Ashman
- **2011** – Acquired three failed institutions including OpenSky®
- **2012** – CEO Ed Barry joined Capital Bank
- **2017** – Assets exceed $1 billion
- **2018** – Successful IPO and inclusion in R2000; OpenSky® accounts exceed 168,000
- **2020** – Originated $371 million SBA-PPP loans (2020 & 2021)
- **2021** – Assets exceed $2 billion; OpenSky® accounts exceed 700,000; Dividend initiated
- **2024** – Assets exceed $3.2 billion; Capital Bank completes acquisition of IFH

CAPITAL BANCORP, INC.

(1) Performance metrics are annualized throughout this presentation
(2) Refer to Appendix for reconciliation of non-GAAP measures

4

CBNK Business Model is Uniquely Diversified

CAPITAL BANCORP, INC.

Commercial Banking

$2.9Bn *Portfolio Gross Loans, ex. OpenSky™*

$2.8Bn *Customer Deposits*

$35.9mm *Q1'26 Revenue*

- Focused on our core markets and filling out our national deposit vertical strategy
- High value-added services and targeted vertical expertise generates above-average risk-adjusted loan yields
- The Commercial Banking division operates within a corridor extending from Raleigh, North Carolina to Delaware, with six full-service banking locations, four of which are in the DMV Metropolitan Statistical Area ("MSA"), and its locations in Ft. Lauderdale, Florida in the Miami Metro Area MSA, and in Chicago, Illinois in the Chicago MSA

Government Guaranty Lending (GGL)

- **Nationwide GGL business with niche expertise in Solar and Renewable Energy**
- **Strong C&I pipeline with proven ability to originate $150+ million per year of loans**

OpenSky™

$135mm *Loans, net[2]*

$166mm *Deposits*

$19.8mm *Q1'26 Revenue*

- Nationwide, secured credit card to help under-banked customers (re)establish their credit with opportunities for graduation into unsecured credit
- Building capabilities to cross-sell products and services as card-holders progress on their customer journeys
- Extend unsecured to graduating customers and starting to build capabilities around a straight to unsecured product

Capital Bank Home Loans

$72.9mm *Q1 '26 Volume[1]*

$1.5mm *Q1 '26 Revenue*

- Nationwide lender, primarily mortgage banking; Certain retained loans within DMV area
- Gain on sale margin returning to normalized levels; Well-positioned for stabilization or decline in rates
- Expense management delivering profitability on a marginal basis while maintaining robust origination capabilities
- Natural hedge against modest structural asset sensitivity of the balance sheet

Windsor Advantage

$3.2Bn *Q1 '26 Servicing Portfolio*

$5.6mm *Q1 '26 Revenue[3]*

- Loan service provider that offers community banks and credit unions with a comprehensive outsourced U.S. Small Business Association ("SBA") 7(a) and U.S. Department of Agriculture ("USDA") lending platform
- Servicing portfolio complements USDA / SBA gain on sale revenue within commercial bank
- Poised to benefit from higher industry-wide SBA volumes

Fully-Allocated Illustrative Net Income Contribution



FY 2023 4
45%
55%
Commercial Bank
OpenSky™
Windsor Advantage



Q1 2026 5
6%
9%
86%

Source: Company Documents.
Note: CBNK financial metrics as of March 31, 2026 unless otherwise stated.
[1] Volume in FY 2021 was approximately $1.0 billion and volume in FY 2022 was approximately $300 million.
[2] Credit card loans are presented net of reserve for interest and fees.
[3] Includes $1.3 million of Capital Bank related servicing fees
[4] Excludes $1.8 million loss in Capital Bank Home Loans, $1.4 of net income in Church Street Capital and $0.2mm of other income.
[5] Excludes $1.3 million of net loss in Capital Bank Home Loans.

CAPITAL BANCORP, INC.
5

Financial Information

Net Interest Income and Margin $ in th ou sa nd s 7 (1) Refer to Appendix for reconciliation of non-GAAP measures. (2) Total net interest income includes negligible net interest income from CBHL Loan Yield and Deposit Rate Trends Cumulative Downcycle Betas (3) Deposit betas are cumulative for the current cycle easing rate cycle (since August 2024); Interest-bearing Deposit Betas include Brokered CD’s (4) Loan yields and deposit rate trends include net purchase accounting adjustments Note: 3Q 2025 includes the $4.6 million (56 bps of NIM or 59 bps of Core NIM) Call of Brokered Time Deposits and $1.3 million (16 bps of NIM or 17 bps of Core NIM) Interest Income Adjustment. Excluding these items, 3Q 2025 NIM would have been 5.96% and Core NIM would have been 4.24%. Net PAA Contribution to Core NIM $1.4mm or 19bps $1.3mm or 16bps $0.9mm or 11bps $0.2mm or 2bps $0.4mm or 5bps

Core Fee Revenue $ in th ou sa nd s 8 (1) Other includes a $2.6mm non-recurring legacy IFH equity and debt investment write-down during 4Q24, excluded in core revenue. $3,733 $4,323 $4,476 $4,847 $4,704 $1,736 $1,541 $1,762 $1,784 $1,378 $1,378 $(566) $(509) $845 $761 $1,096 $3,112 $923 $4,606 $4,696 $5,339 $4,988 $5,607 21.4% 21.6% 18.9% 19.9% 21.3% 1Q25 2Q25 3Q25 4Q25 1Q26 OpenSky CBHL Commercial Bank GGL Windsor Advantage Other(1) Core Fee Revenue as a % of Total Core Revenue

Noninterest Expense $ in th ou sa nd s 9 Note: Other expense includes loan processing expense, outside service providers expense, regulatory expense, office expense and other operational losses Refer to Appendix for reconciliation of Core, non-GAAP measures.  Advanced strategic investments in OpenSkyTM unsecured card, OpenSkyTM card partnerships, data infrastructure, and back-office support to enhance scalability and long-term growth  Continued investment in planned headcount growth across the Company

Profitability(1) 10 (1) Annualized Note: Refer to Appendix for reconciliation of Core, non-GAAP measures.

Balance Sheet Composition Commentary • Gross loan growth of $67.0 million, or 9.2% (annualized), during 1Q26. • Compared to December 31, 2025, growth was primarily driven by $32.3 million from commercial and industrial ("C&I"), $29.7 million from residential real estate, and $6.1 million from construction real estate. • C&I contributed 48.2% of total loan growth in the quarter. • C&l loans, plus owner-occupied CRE loans, totaled 38.3% of total portfolio loans at March 31, 2026, 37.7% for the prior quarter, and 37.9% at March 31, 2025. 11 (1) Other is comprised of lender finance of $43.8 million, business equity lines of credit of $4.2 million, other consumer loans of $4.8 million and deferred origination fees, net of $4.0 million. Note: Portfolio loans are presented net of deferred fees and costs of $4.0 million. Credit Card loans are presented net of reserve for interest and fees. C&I + OO-CRE represents 38% of total Portfolio Loans Cash & Cash Equivalents 11% Portfolio Loans 79% AFS Securities Portfolio 6% Other Assets 4% Asset Composition 1Q26 Total Assets: $3.8B

Composition of Deposits Commentary • Total deposits increased $198.8 million, or 26.1% (annualized) from 4Q25; Excluding $107.8 million of deposit growth tied to a single customer relationship, total deposits increased $91.0 million or 11.9% annualized • Reduced brokered deposits by 19.5% • Average portfolio loans-to-deposit ratio of 92.0%. • The total cost of deposits of 2.34% for 1Q 2026 increased 2 bps compared to the prior quarter and decreased 8 bps year-over-year. • The total cost of interest-bearing deposits decreased 10 bps quarter-over-quarter, and decreased 20 bps year-over-year, to 3.17% for 1Q 2026. • Insured and protected deposits were approximately $2.3 billion as of March 31, 2026 representing 69.4% of the Company's deposit portfolio. 12 (1) Annualized (in thousands) Deposits: Balance % of Total Deposits Average Rate(1) Noninterest-bearing 871,677$ 26.5% 0.00% Interest-bearing demand 341,723 10.4% 0.64% Savings 21,471 0.7% 0.89% Money markets 1,276,034 38.8% 3.23% Time deposits 781,142 23.7% 3.92% Total deposits 3,292,048$ 100.0% 2.34% As of or For the Three Months Ended March 31, 2026

Investment Portfolio and Liquidity Investment Securities Portfolio • Classified as available for sale with a fair market value of $230.5 million, or 6.1% of total assets, with an effective duration of 2.3 years. • U.S. Treasuries represent 61% of the overall investment portfolio. • The accumulated other comprehensive loss on the investment securities portfolio of $6.4 million represents 1.6% of total stockholders’ equity and $0.39 of TBVPS. • The Company does not have a held to maturity investment securities portfolio. 13 High Quality, Low Risk Investment Portfolio Sources of Liquidity at March 31, 2026: • $705 million of collateralized lines of credit include: • $580 million of available borrowing capacity from the FHLB. • $125 million of available borrowing capacity from the Federal Reserve Bank of Richmond’s discount window. • Available lines of credit with other correspondent banks totaled $96 million. • Unpledged investment securities available as collateral for potential additional borrowings totaled $8.2 million. $ in m illi on s Significant Liquidity Capacity

Credit Metrics 14 (1) Refer to Appendix for reconciliation of non-GAAP measures.

Robust Capital Ratios 15 Note: Ratios presented are for Capital Bank unless otherwise noted

Share Appreciation Outperforms Industry 16 Share Price Change Since CBNK IPO on 9/26/20181TBVPS + Dividend Growth Since 2018Q3 58.48% (60%) (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% 90%+ Outperformance vs. both groups 125%+ Outperformance vs. both groups Source: S&P Global Market Intelligence; FactSet. Note: Market data as of 4/22/2026. 1 CBNK IPO price of $12.50 used as starting price for price change calculation. 2 Select banks with assets between $1.5 billion and $5.0 billion in the Mid-Atlantic (North of Richmond) and New England Region. (ACNB, BCBP, BPRN, BWFG, FRBA, FRST, FVCB, HNVR, JMSB, MNSB, MRBK, MVBF, NBN, PKBK, UNTY). % Change CBNK 152% KBW NASDAQ Regional Banking Index 18% Selected Banks2 Median 25% CAGR % Change CBNK 15.7% 199% KBW NASDAQ Regional Banking Index 10.1% 106% Selected Banks2 Median 8.9% 89%

Jake Dalaya Chief Financial Officer (301)-637-5118 NASDAQ: CBNK

Non-U.S. GAAP Financial Measures

Reconciliation of Non-GAAP Information

Core Earnings Metrics	Quarters Ended				
(in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net Income	$ 12,018	$ 15,037	$ 15,065	$ 13,136	$ 13,932
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	-	-	(3,489)	-	-
Add: Merger-Related Expenses, Net of Tax	-	-	575	1,070	964
Core Net Income	$ 12,018	$ 15,037	$ 15,640	$ 14,206	$ 14,896
Weighted average common shares - Diluted	16,441	16,493	16,844	16,802	16,925
Earnings per share - Diluted	$ 0.73	$ 0.91	$ 0.89	$ 0.78	$ 0.82
Core Earnings per share - Diluted	$ 0.73	$ 0.91	$ 0.72	$ 0.85	$ 0.88
Average Assets	$ 3,651,812	$ 3,498,540	$ 3,378,296	$ 3,292,533	$ 3,221,964
Return on Average Assets(1)	1.33%	1.71%	1.77%	1.60%	1.75%
Core Return on Average Assets(1)	1.33%	1.71%	1.43%	1.73%	1.87%
Average Equity	$ 405,302	$ 391,750	$ 383,922	$ 371,795	$ 363,115
Return on Average Equity(1)	12.03%	15.23%	15.57%	14.17%	15.56%
Core Return on Average Equity(1)	12.03%	15.23%	12.56%	15.33%	16.64%
Net Interest Income	$ 49,398	$ 50,279	$ 52,020	$ 47,646	$ 46,047
Noninterest Income	13,373	12,464	11,068	13,106	12,549
Total Revenue	$ 62,771	$ 62,743	$ 63,088	$ 60,752	$ 58,596
Noninterest Expense	43,681	39,103	38,354	39,572	38,053
Efficiency Ratio(2)	69.6%	62.3%	60.8%	65.1%	64.9%
Net Interest Income	$ 49,398	$ 50,279	$ 52,020	$ 47,646	$ 46,047
Deduct: Income from the Call of Brokered Time Deposits	-	-	4,618	-	-
Core Net Interest Income (a)	$ 49,398	$ 50,279	$ 47,402	$ 47,646	$ 46,047
Noninterest Income (b)	13,373	12,464	11,068	13,106	12,549
Core Fee Revenue (b)	$ 13,373	$ 12,464	$ 11,068	$ 13,106	$ 12,549
Core Revenue (a) + (b)	$ 62,771	$ 62,743	$ 58,470	$ 60,752	$ 58,596
Noninterest Expense	43,681	39,103	38,354	39,572	38,053
Less: Merger-Related Expenses	$ -	$ -	$ 697	$ 1,398	$ 1,266
Core Noninterest Expense	$ 43,681	$ 39,103	$ 37,657	$ 38,174	$ 36,787
Core Efficiency Ratio(2)	69.6%	62.3%	64.4%	62.8%	62.8%

(1) Annualized

(2) The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

CAPITAL BANCORP, INC.

19

Reconciliation of Non-GAAP Information

Tangible Book Value Per Share	Quarters Ended				
(in thousands, except per share amount)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total Stockholders' Equity	$ 408,859	$ 401,757	$ 394,770	$ 380,035	$ 369,577
Less: Intangible assets	40,480	40,740	41,002	37,773	39,641
Tangible Common Equity	$ 368,379	$ 361,017	$ 353,768	$ 342,262	$ 329,936
Period End Shares Outstanding	16,286,480	16,373,288	16,589,241	16,581,990	16,657,168
Tangible Book Value Per Share	$ 22.62	$ 22.05	$ 21.33	$ 20.64	$ 19.81

Core Net Interest Margin[1]	Quarters Ended				
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net Interest Income	$ 49,398	$ 50,279	$ 52,020	$ 47,646	$ 46,047
Less: Credit Card Loan Income	$ 14,882	$ 16,196	$ 15,386	$ 14,116	$ 14,147
Core Net Interest Income	$ 34,516	$ 34,083	$ 36,634	$ 33,530	$ 31,900
Average Interest Earning Assets	3,509,115	3,360,576	3,246,653	3,163,421	3,087,943
Less: Average Credit Card Loans	133,712	133,858	129,100	121,414	118,723
Average Core Interest Earning Assets	$ 3,375,403	$ 3,226,718	$ 3,117,553	$ 3,042,007	$ 2,969,220
Core Net Interest Margin	4.15%	4.19%	4.66%	4.42%	4.36%

(1) Annualized

Core Loan Yield[1]	Quarters Ended				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Portfolio Loans Receivable Interest Income	$ 64,009	$ 64,670	$ 60,610	$ 60,647	$ 58,453
Less: Credit Card Loan Income	$ 14,882	$ 16,197	$ 15,387	$ 14,116	$ 14,148
Core Portfolio Loans Receivable Interest Income	$ 49,127	$ 48,473	$ 45,223	$ 46,531	$ 44,305
Average Portfolio Loans Receivable	3,008,187	2,902,033	2,789,815	2,733,865	2,634,110
Less: Average Credit Card Loans	133,712	133,858	129,100	121,414	118,723
Total Core Average Portfolio Loans Receivable	$ 2,874,475	$ 2,768,175	$ 2,660,715	$ 2,612,451	$ 2,515,387
Core Portfolio Loans Receivable Yield	6.93%	6.95%	6.74%	7.14%	7.14%

(1) Annualized

CAPITAL BANCORP, INC.
20

Reconciliation of Non-GAAP Information 21 Return on Average Tangible Common Equity (in thousands) March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Net Income 12,018$ 15,037$ 15,065$ 13,136$ 13,932$ Add: Intangible Amortization, net of tax 197 200 199 200 199 Net Tangible Income 12,215$ 15,237$ 15,264$ 13,336$ 14,131$ Average Equity 405,302 391,750 383,922 371,795 363,115 Less: Average Intangible Assets 40,628 40,884 37,706 39,534 36,896 Net Average Tangible Common Equity 364,674$ 350,866$ 346,216$ 332,261$ 326,219$ Return on Average Equity 12.03% 15.23% 15.57% 14.17% 15.56% Return on Average Tangible Common Equity 13.58% 17.23% 17.49% 16.10% 17.57% Core Return on Average Tangible Common Equity (in thousands) March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Net Income, as Adjusted 12,018$ 15,037$ 12,151$ 14,206$ 14,896$ Add: Intangible Amortization, net of tax 197 200 199 200 199 Core Net Tangible Income 12,215$ 15,237$ 12,350$ 14,406$ 15,095$ Core Return on Average Tangible Common Equity 13.58% 17.23% 14.15% 17.39% 18.77% Quarters Ended Quarters Ended

Reconciliation of Non-GAAP Information

Net Charge-offs to Average Portfolio Loans[1]

(in thousands)	Quarters Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total Net Charge-offs	$ 2,993	$ 2,373	$ 2,476	$ 5,088	$ 2,444
Total Average Portfolio Loans	3,008,187	2,902,033	2,789,815	2,733,865	2,634,110
Net Charge-offs to Average Portfolio Loans[1]	0.40%	0.32%	0.35%	0.75%	0.38%

Nonperforming Loans to Total Portfolio Loans

(in thousands)	Quarters Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total Nonperforming Loans	$ 55,417	$ 54,421	$ 52,247	$ 36,167	$ 42,934
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Nonperforming Loans to Total Portfolio Loans	1.83%	1.84%	1.85%	1.32%	1.60%

Allowance for Credit Losses to Total Portfolio Loans

(in thousands)	Quarters Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Allowance for Credit Losses	$ 54,680	$ 54,660	$ 53,045	$ 47,447	$ 48,454
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Nonperforming Loans to Total Portfolio Loans	1.81%	1.85%	1.88%	1.73%	1.81%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans

(in thousands)	Quarters Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Allowance for Credit Losses	$ 54,680	$ 54,660	$ 53,045	$ 47,447	$ 48,454
Less: Credit Card Allowance for Credit Losses	7,802	8,232	7,413	6,762	5,905
Commercial Bank Allowance for Credit Losses	$ 46,878	$ 46,428	$ 45,632	$ 40,685	$ 42,549
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Less: Gross Credit Card Loans	131,887	137,905	130,897	126,233	115,991
Commercial Bank Portfolio Loans	$ 2,894,544	$ 2,821,552	$ 2,691,086	$ 2,613,575	$ 2,562,415
Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	1.62%	1.65%	1.71%	1.70%	1.24%

(1) Annualized

CAPITAL BANCORP, INC.
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